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                                                                     EXHIBIT 1.1

                       PLAINS ALL AMERICAN PIPELINE, L.P.

                             2,600,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                             September ___, 1999
SALOMON SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.

c/o SALOMON SMITH BARNEY INC.
     388 Greenwich Street
     New York, New York 10013

Dear Sirs:

     Plains All American Pipeline, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell an aggregate of 2,600,000 common units (the "Firm Units") representing limited partner interests in the Partnership (the "Common Units") to the several underwriters named in Schedule I hereto (the "Underwriters"), upon the terms and conditions set forth in Section 2 hereof. The Partnership also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 390,000 Common Units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Units."

     It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate the midstream crude oil business and assets of Plains Resources Inc., a Delaware corporation ("Plains Resources"). Plains All American Inc., a Delaware corporation, is the general partner (the "General Partner") of each of the Partnership, Plains Marketing, L.P., a Delaware limited partnership ("Plains Marketing"), All American Pipeline, L.P., a Texas limited partnership ("All American"), and Plains Scurlock Permian, L.P., a Delaware limited partnership ("Plains Scurlock") (Plains Marketing, All American and Plains Scurlock are collectively referred to herein as the "Operating Partnerships"). Plains Scurlock owns a 100% member interest in Scurlock Permian, LLC, a Delaware limited liability company ("Scurlock Permian"), and Scurlock Permian owns a 100% member interest in Scurlock Permian Pipe Line, LLC, a Delaware limited liability company ("Scurlock Permian Pipe Line")(Scurlock Permian and Scurlock Permian Pipe Line are collectively referred to herein as the "Operating LLCs" and the Operating Partnerships and the Operating LLCs are collectively referred to herein as the "Subsidiaries"). The General Partner owns all 1,307,190 of the outstanding Class B Common Units (the "Class B Units") representing limited partnership interests in the Partnership. Plains Resources owns all of the issued and outstanding stock of the
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General Partner. PAAI LLC, a Delaware limited liability company ("PAAI LLC"), is a wholly owned subsidiary of the General Partner, and owns all 10,029,619 of the outstanding subordinated limited partner interests of the Partnership (the "Subordinated Units") and 6,974,239 Common Units representing limited partner interests in the Partnership. The Partnership, the General Partner, PAAI and the Subsidiaries are collectively referred to herein as the "Plains Parties."

     The Plains Parties wish to confirm as follows their agreement with you in connection with the several purchases of the Units by the Underwriters.

     1. Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 under the Act (Commission File No. 333-86907) (the "registration statement"), including a prospectus subject to completion relating to the Units. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If it is contemplated, at the time this Agreement is executed, that a registration statement or a post-effective amendment will be filed pursuant to Rule 462(b) or Rule 462(d) under the Act before the offering of the Units may commence, the term "Registration Statement" as used in this Agreement includes such registration statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the preliminary prospectus dated September 22, 1999, relating to the Common Units as such preliminary prospectus shall have been amended from time to time prior to the date of the Prospectus.

     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $ _____ per Unit, the amount of the Firm Units set forth opposite such Underwriter's name in Schedule I hereto.

     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to

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purchase, severally and not jointly, up to 390,000 Additional Units at the same purchase price per Unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Underwriters to the Company setting forth the number of shares of the Additional Units as to which the several Underwriters are exercising the option and the settlement date. The number of Additional Units to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Additional Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

     3. Delivery and Payment. Delivery of and payment for the Firm Units and the Additional Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing
Date) shall be made at 10:00 AM, New York City time, on _____________, 1999, or at such time on such later date not more than three business days after the foregoing date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and the Partnership (such date and time of delivery and payment for the Units being herein called the "Closing Date"). Delivery of the Units shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Firm Units and the Additional Units shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

     If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Partnership will deliver the Additional Units (at the expense of the Partnership) to Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, on the date specified by the Underwriters (which shall be within three business days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Additional Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the settlement date for the Additional Units, and the obligation of the Underwriters to purchase the Additional Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to
Section 8 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

     5. Agreements of the Plains Parties. Each of the Plains Parties, jointly and severally, agrees with the Underwriters as follows:

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          (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the Partnership and the General Partner will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing when the Registration Statement or such post-effective amendment has become effective.

          (b) The Partnership will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership and the General Partner will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

          (c) The Partnership will furnish to you, without charge, (i) two EDGAR versions of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) two manually signed copies of the registration statement corresponding to the EDGAR version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, and (iii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you or your counsel may reasonably request.

          (d) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you or your counsel shall reasonably object in writing after being so advised unless the Partnership shall have determined based on the advice of counsel that such amendment or supplement is required by law or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without delivering a copy of such information, documents or reports to you, prior to or concurrently with such filing.

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          (e) Prior to the execution and delivery of this Agreement, the
Partnership has delivered to you, without charge, in such quantities as you have reasonably requested, copies of each form of the Prepricing Prospectus. The Partnership consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Partnership.

          (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that you may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. At any time after nine months after the time of issuance of the Prospectus, upon request, but at your expense, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act as you may reasonably request, provided that a prospectus is required by the Act to be delivered in connection with sales of Units by any Underwriter or dealer. The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at your expense. In the event that the Partnership and you agree that the Prospectus should be amended or supplemented, the Partnership, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

          (g) The Partnership and the General Partner will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or

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qualification; provided that in no event shall any Plains Party be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

          (h) The Partnership will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

          (i) During the period of two years hereafter, the Partnership will furnish to you (i) as soon as publicly available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Units may be listed, and (ii) from time to time such other information concerning the Partnership as you may reasonably request.

          (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of any of the Plains Parties to comply with the terms or fulfill any of the conditions of this Agreement, the Plains Parties, jointly and severally, agree to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

          (k) The Partnership and the Subsidiaries will apply the net proceeds from the sale of the Units in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

          (l) If Rule 430A of the Act is employed, the Partnership will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

          (m) Except as provided in this Agreement, the Plains Parties will not
(i) offer, sell, contract to sell or otherwise dispose of any Common Units or Subordinated Units, any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or Subordinated Units or any securities that are senior to or pari passu with Common Units, or (ii) grant any options or warrants to purchase Common Units or Subordinated Units (other than the grant of Unit Options or Restricted Units pursuant to the Plains All American Pipeline, L.P. 1998 Long-Term Incentive
Plan), for a period of 90 days after the date of the Prospectus without the prior written consent of Salomon Smith Barney Inc., except for the issuance of Units pursuant to this Agreement and the issuance of Common Units pursuant to
Section 5.7(b) of the Amended and

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Restated Agreement of Limited Partnership of the Partnership (as the same may be amended or restated prior to the Closing Date, the "Partnership Agreement").

          (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Plains Parties have not taken, and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

          (o) Each of the Plains Parties will take such steps as shall be necessary to ensure that none of them shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

          (p) The Partnership shall timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Units thereunder.

     6. Representations and Warranties of the Plains Parties. The Plains Parties, jointly and severally, represent and warrant to each Underwriter that:

          (a) Any Prepricing Prospectus, at the date of filing thereof with the Commission, complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to statements in or omissions from the Registration Statement, the Prospectus or any Prepricing Prospectus made in reliance upon and in conformity with information furnished to the Partnership in writing by or on behalf of any Underwriter through you expressly for use therein.

          (b) Each of the Partnership, Plains Marketing and Plains Scurlock has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised

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Uniform Limited Partnership Act (the "Delaware LP Act") with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. Each of the Partnership, Plains Marketing and Plains Scurlock is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (c) All American has been duly formed and is validly existing in good standing as a limited partnership under the Texas Revised Uniform Limited Partnership Act (the "Texas LP Act") with full partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. All American is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole, or the General Partner or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (d) The General Partner has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties, to conduct its business and to act as general partner of the Partnership and the Operating Partnerships, in each case in all material respects as described in the Registration Statement and the Prospectus. The General Partner is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole, or the General Partner or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (e) Plains Resources has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

          (f) PAAI LLC has been duly formed and is validly existing in good standing as

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a limited liability company under the Delaware Limited Liability Company Act
(the "Delaware LLC Act") with full limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus. PAAI LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole or PAAI LLC or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (g) Each of Scurlock Permian and Scurlock Permian Pipeline has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with full limited liability company power and authority to own or lease its properties and to conduct its business. Each of Scurlock Permian and Scurlock Permian Pipe Line is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole or (ii) subject the limited partners of the Partnership to any material liability or disability.

          (h) The General Partner is the sole general partner of the Partnership, with a 1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns all of the Incentive Distribution Rights and all of the Class B Units; such Incentive Distribution Rights and Class B Units are duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the General Partner owns such general partner interest, Incentive Distribution Rights and Class B Units free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (i) PAAI LLC owns 6,974,239 Common Units and 10,029,619 Subordinated Units (the "Sponsor Units"); all of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and PAAI LLC owns such Common Units and Subordinated Units free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (j) At the Closing Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Additional Units); at the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); other than the Sponsor Units owned by PAAI LLC and the Incentive Distribution Rights and Class B Units owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

          (k) The General Partner is the sole general partner of Plains Marketing with a 1.0101% general partner interest in Plains Marketing; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of Plains Marketing (as the same may be amended and restated at or prior to the Closing Date, the "Plains Marketing Partnership Agreement"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (l) The General Partner is the sole general partner of All American with a .001% general partner interest in All American; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of All American (as the same may be amended and restated at or prior to the Closing Date, the "All American Partnership Agreement"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (m) The General Partner is the sole general partner of Plains Scurlock with a .001% general partner interest in Plains Scurlock; such general partner interest has been duly authorized and validly issued in accordance with the Agreement of Limited Partnership of Plains Scurlock (as the same may be amended and restated at or prior to the Closing Date, the "Plains Scurlock Partnership Agreement" and, together with the Partnership Agreement, the Plains Marketing Partnership Agreement and the All American Partnership Agreement, the "Partnership Agreements"); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (n) The Partnership is the sole limited partner of Plains Marketing with a 98.9899% limited partner interest in Plains Marketing; such limited partner interest has been duly authorized and validly issued in accordance with the Plains Marketing Partnership Agreement and is fully paid (to the extent required under the Plains Marketing Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as provided in the Bank Credit Agreement dated November 17,

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1998 between All American, Plains Marketing and the Partnership and the lenders named therein (as amended, the "Plains Bank Credit Agreement") and the Letter of Credit Facility dated November 17, 1998 between All American, Plains Marketing and the Partnership and the lenders named therein (as amended, the "Plains Letter of Credit Facility").

          (o) Plains Marketing is the sole limited partner of All American with a 99.999% limited partner interest in All American; such limited partner interest has been duly authorized and validly issued in accordance with the All American Partnership Agreement and is fully paid (to the extent required under the All American Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 6.07 of the Texas LP Act); and Plains Marketing owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as provided in the Plains Bank Credit Agreement and the Plains Letter of Credit Facility.

          (p) Plains Marketing is the sole limited partner of Plains Scurlock with a 99.999% limited partner interest in Plains Scurlock; such limited partner interest has been duly authorized and validly issued in accordance with the Plains Scurlock Partnership Agreement and is fully paid (to the extent required under the Plains Scurlock Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and Plains Marketing owns such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, except as provided in the Bank Credit Agreement dated May 12, 1999 between Plains Scurlock and the lenders named therein (as amended, the "Plains Scurlock Bank Credit Agreement").

          (q) Plains Resources owns 100% of the issued and outstanding capital stock of the General Partner; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and Plains Resources owns such capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (r) The General Partner owns a 100% member interest in PAAI LLC; such member interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of PAAI LLC (as the same may be amended and restated at or prior to the Closing Date, the "PAAI LLC Agreement") and is fully paid (to the extent required under the PAAI LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the General Partner owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (s) Plains Scurlock owns a 100% member interest in Scurlock Permian; such member interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Scurlock Permian (as the same may be amended and restated at or prior to the Closing Date, the "Scurlock Permian LLC Agreement") and is fully paid (to the extent required under the Scurlock Permian LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and Plains Scurlock owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (t) Scurlock Permian owns a 100% member interest in Scurlock Permian Pipe Line; such member interest has been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of Scurlock Permian Pipe Line (as the same may be amended and restated at or prior to the Closing Date, the "Scurlock Permian Pipe Line LLC Agreement" and together with the PAAI LLC Agreement, the Scurlock Permian LLC Agreement and the Partnership Agreements, the "Organization Agreements") and will be fully paid (to the extent required under the Scurlock Permian Pipe Line LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
Act); and Scurlock Permian owns such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

          (u) None of the Plains Parties has any subsidiaries (other than a Plains Party) which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Act).

          (v) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership or any Subsidiary pursuant to any of the Organization Agreements, or any agreement or other instrument to which the Partnership or any Subsidiary is a party or by which any one of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any Subsidiary. Except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Partnership or any Subsidiary. The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Prospectus. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus. At the Closing Date and the Option Closing Date, all corporate and partnership action, as the case may be, required to be taken by the Plains Parties or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

          (w) The execution and delivery of, and the performance by each of the Plains Parties of their respective obligations under, this Agreement have been duly and validly authorized by each of the Plains Parties, and this Agreement has been duly executed and delivered by each of the Plains Parties, and constitutes the valid and legally binding agreement of each of the Plains Parties, enforceable against each of the Plains Parties in accordance with its terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

          (x) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Plains Marketing Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; the All American Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and Plains Marketing and is a valid and legally binding agreement of the General Partner and Plains Marketing enforceable against each of them in accordance with its terms; the Plains Scurlock Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and Plains Marketing and is a valid and legally binding agreement of the General Partner and Plains Marketing enforceable against each of them in accordance with its terms; the Scurlock Permian LLC Agreement has been duly authorized, executed and delivered by Plains Scurlock and is a valid and legally binding agreement of Plains Scurlock enforceable against it in accordance with its terms; the Scurlock Permian Pipe Line LLC Agreement has been duly authorized, executed and delivered by Scurlock Permian and is a valid and legally binding agreement of Scurlock Permian enforceable against it in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (y) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties which are parties thereto, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Plains Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Plains Parties is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Plains Parties or any of their properties in a proceeding to which any of them or their property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Plains Parties, in the case of clauses (ii),
(iii) or (iv), which conflicts, breaches, violations or defaults would have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole.

          (z) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the execution and delivery of, or the consummation by the Plains Parties of the transactions contemplated by, this Agreement, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or "Blue Sky" laws.

          (aa) None of the Plains Parties is in (i) violation of its Organization Agreement, certificate or articles of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole, or could materially impair the ability of any of the Plains Parties to perform its obligations under this Agreement. To the knowledge of the Plains Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Plains Parties is a party or by which any of them is bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole.

          (bb) The accountants, PricewaterhouseCoopers LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, any Prepricing Prospectus and the Prospectus (or any amendment or supplement thereto), are independent public accountants with respect to the Plains Parties as required by the Act and the applicable published rules and regulations thereunder.

          (cc) At June 30, 1999, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Prepricing Prospectus dated September 22, 1999 and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The selected historical information set forth in the Registration Statement, the Prepricing Prospectus dated September 22, 1999 and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical Financial and Operating

Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived. The selected pro forma information set forth in the Registration Statement, the Prepricing Prospectus dated September 22, 1999 and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Prepricing Prospectus dated September 22, 1999 and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Plains Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (dd) Except as disclosed in the Registration Statement, the Prepricing Prospectus dated September 22, 1999 and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Prepricing Prospectus dated September 22, 1999 and the Prospectus (or any amendment or supplement thereto), (i) none of the Plains Parties has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Plains Parties, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the Plains Parties and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole.

          (ee) There are no legal or governmental proceedings pending or, to the knowledge of the Plains Parties, threatened, against any of the Plains Parties, or to which any of the Plains Parties is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

          (ff) The Plains Parties have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except (i) as described in the Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as described in the Prospectus; and all real property and buildings held under lease by any of the Plains Parties are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the Prospectus.

          (gg) The Partnership has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, any Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act, including Rule 134 of the general rules and regulations thereunder.

          (hh) Each of the Plains Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits the failure of which to have obtained will not have, individually or in the aggregate, a material adverse effect upon the ability of the Plains Parties considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; each of the Plains Parties has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that will not have a material adverse effect upon the ability of the Plains Parties considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Plains Parties considered as a whole.

          (ii) Each of the Plains Parties has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained will not have, individually or in the aggregate, a material adverse effect upon the ability of the Plains Parties considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted; each of the Plains Parties has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a material adverse effect upon the ability of the Plains Parties considered as a whole to conduct their businesses in all material respects as currently conducted and as contemplated by the Prospectus to be conducted, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Plains Parties considered as a whole.

          (jj) Each of the Partnership and the General Partner (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (kk) Each of the Plains Parties has filed (or has obtained extensions with respect to) all material tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those
(i) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole, or (ii) which are being contested in good faith.

          (ll) None of the Plains Parties is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," none of the Plains Parties will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "public utility company," "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, under the Public Utility Holding Company Act of 1935, as amended, (iii) a "gas utility," "public utility" or "utility" within the meaning of Article 6050 of the Revised Civil Statutes of Texas or (iv) a "public utility" or "utility" within the meaning of the Public Utility Regulatory Act of Texas or under the applicable laws of any state in which any such Plains Party does business.

          (mm) None of the Plains Parties has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Prospectus.

          (nn) The Partnership has reviewed its operations and that of the Subsidiaries and is in the process of reviewing the relevant operations of third parties with which the Partnership or any of the Subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Partnership or any of the Subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Partnership has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (oo) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by any of the Plains Parties or Plains Resources (or, to the knowledge of the Plains Parties, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Partnership or any of the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by any of the Plains Parties or Plains Resources (or, to the knowledge of the Plains Parties, any of their predecessors in interest) or with respect to which the any of the Plains Parties have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole; and their terms "hazardous waster," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

          (pp) Except as described in the Prospectus, no labor dispute by the employees of any of the Plains Parties exists or, to the knowledge of the Plains Parties, is imminent, which might reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole.

          (qq) The Plains Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Plains Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (rr) Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Plains Parties, threatened, to which any of the Plains Parties, or any of their respective subsidiaries, is or may be a party or to which the business or property of any of the Plains Parties, or any of their respective subsidiaries, is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Parties, or any of their respective subsidiaries, is or may be subject, that, in the case of clauses (i),
(ii) and (iii) above, is reasonably expected to (A) singly or in the aggregate have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Parties, taken as a whole, (B) prevent or result in the suspension of the offering and issuance of the Units or (C) in any manner draw into question the validity of this Agreement.

          (ss) The Common Units are listed on the New York Stock Exchange ("NYSE"), and the Units have been approved for listing on the NYSE subject only to official notice of issuance.

     7. Indemnification and Contribution. (a) Each of the Plains Parties, jointly and severally, agrees to indemnify and hold harmless Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership or the General Partner by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Units by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Partnership has delivered the Prospectus to the several Underwriters in requisite quantity and on a timely basis to permit such delivery or sending.
The foregoing indemnity agreement shall be in addition to any liability which any Plains Party may otherwise have.


          (b) If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against a Plains Party, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership and the General Partner shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability which it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership and General Partner has agreed in writing to pay such fees and expenses, (ii) the Partnership and General Partner have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such director, officer, employee, agent or controlling person and the Partnership or the General Partner, and such Underwriter or such director, officer, employee, agent or controlling person shall have been advised by its counsel that representation of such indemnified party and the Partnership or the General Partner by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Partnership or the General Partner shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Partnership or the General Partner shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and directors, officers, employees, agents and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. None of the Plains Parties shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Plains Parties agree, jointly and severally, to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Plains Parties, their respective directors and the officers who sign the Registration Statement, and any person who controls the Plains Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Plains Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against a Plains Party, any of such directors and officers or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Plains Parties by paragraph (b) above (except that if the Partnership or the General Partner shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Plains Parties, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Plains Parties on the one hand and the Underwriters on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Plains Parties on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Plains Parties on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Plains Parties or any other affiliate of the Plains Parties on the one hand, or by the Underwriters on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Plains Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Units underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 10 hereof) and not joint.

          (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Plains Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Plains Parties or any of their respective directors or officers or any person controlling the Plains Parties, (ii) acceptance of any Units and payment therefor in accordance with the terms of this Agreement, and
(iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Plains Parties or any of their respective directors or officers or any person controlling a Plains Party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:

          (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by Salomon Smith Barney Inc., and all filings, if any, required by Rules 424 and 430A under the Act shall be or have been timely made, as the case may be; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Plains Parties or any Underwriter, threatened by the Commission and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of any of the Plains Parties not contemplated by the Prospectus, which in your opinion, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the Plains Parties or any executive officer or director of any of such entities which makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Units.

          (c) You shall have received on the Closing Date, an opinion of Andrews & Kurth L.L.P., special counsel for the Plains Parties, dated the Closing Date and addressed to you, to the effect that:

               (i) Each of the Partnership, Plains Marketing and Plains Scurlock has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

               (ii) Each of the Partnership, Plains Marketing and Plains Scurlock is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the States set forth on Exhibit A to this opinion; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the Partnership or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability).

               (iii) All American has been duly formed and is validly existing in good standing as a limited partnership under the Texas LP Act with all necessary partnership power and authority to own or lease its properties and conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

               (iv) All American is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the States set forth on Exhibit A to this opinion; and, to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by All American or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability.

               (v) The General Partner has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own or lease its properties, conduct its business and act as general partner of the Partnership and the Operating Partnerships, in each case in all material respects as described in the Registration Statement and the Prospectus.

               (vi) The General Partner is duly registered or qualified as a foreign corporation for the transaction of business under the laws of the States set forth on Exhibit A to this opinion; and to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the General Partner or the nature or location of the properties owned or leased by it make such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or the General Partner or (B) subject the limited partners of the Partnership to any material liability or disability).

               (vii) PAAI LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties and conduct its business, in each case in all material respect as described in the Registration Statement and the Prospectus.

               (viii) PAAI LLC is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the State of Texas; and to such counsel's knowledge, such jurisdiction is the only jurisdiction in which the character of the business conducted by PAAI LLC or the nature or location of the properties owned or leased by it makes such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or PAAI LLC or (B) subject the limited partners of the Partnership to any material liability or disability).

               (ix) Each of Scurlock Permian and Scurlock Permian Pipeline has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all necessary limited liability company power and authority to own or lease its properties and conduct its business as currently conducted.

               (x) Each of Scurlock Permian and Scurlock Permian Pipe Line is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the States set forth on Exhibit A to this opinion; and to such counsel's knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by Scurlock Permian and Scurlock Permian Pipe Line or the nature or location of the properties owned or leased by them makes such registration or qualification necessary (except where the failure to so register or so qualify would not (A) have a material adverse effect on the condition (financial or other), business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or (B) subject the limited partners of the Partnership to any material liability or disability).

               (xi) The General Partner is the sole general partner of the Partnership, with a 1% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; the General Partner owns all of the Incentive Distribution Rights and all of the Class B Units; such Incentive Distribution Rights and Class B Units have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement-- Limited Liability"); and the General Partner owns such general partner interest, Incentive Distribution Rights and Class B Units free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

               (xii) The Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership

     Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under "The Partnership Agreement--Limited Liability"); PAAI LLC owns 6,974,239 Common Units and 10,029,619 Subordinated Units free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming PAAI LLC as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

               (xiii) The 2,600,000 Common Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); other than the Sponsor Units owned by PAAI LLC and the Incentive Distribution Rights and Class B Units owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the Closing Date.

               (xiv) The General Partner is the sole general partner of Plains Marketing with a 1.0101% general partner interest in Plains Marketing; such general partner interest has been duly authorized and validly issued in accordance with the Plains Marketing Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

               (xv) The General Partner is the sole general partner of All American with a .001% general partner interest in All American; such general partner interest has been duly authorized and validly issued in accordance with the All American Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act.

               (xvi) The General Partner is the sole general partner of Plains Scurlock with a .001% general partner interest in Plains Scurlock; such general partner interest has been duly authorized and validly issued in accordance with the Plains Scurlock Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

               (xvii) The Partnership is the sole limited partner of Plains Marketing with a 98.9899% limited partner interest in Plains Marketing; such limited partner interest has been duly authorized and validly issued in accordance with the Plains Marketing Partnership Agreement and is fully paid (to the extent required under the Plains Marketing Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, or (C) except as provided in the Plains Bank Credit Agreement and the Plains Letter of Credit Facility.

               (xviii) Plains Marketing is the sole limited partner of All American with a 99.999% limited partner interest in All American; such limited partner interest has been duly authorized and validly issued in accordance with the All American Partnership Agreement and is fully paid (to the extent required under the All American Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section
     6.07 of the Texas LP Act); and Plains Marketing owns such limited partner interest free and clear of all liens, encumbrances, security interests, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming Plains Marketing as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas, (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Texas LP Act, or (C) except as provided in the Plains Bank Credit Agreement and the Plains Letter of Credit Facility.

               (xix) Plains Marketing is the sole limited partner of Plains Scurlock with a 99.999% limited partner interest in Plains Scurlock; such limited partner interest has been duly authorized and validly issued in accordance with the Plains Scurlock Partnership Agreement and is fully paid (to the extent required under the Plains Scurlock Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and Plains Marketing owns such limited partner interest free and clear of all liens, encumbrances, security interests, charge or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming Plains Marketing as debtor is on file in the office of the Secretary of State of the States of Delaware or Texas, (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, or (C) except as provided in the Plains Scurlock Bank Credit Agreement.

               (xx) Plains Resources owns 100% of the issued and outstanding capital stock of the General Partner; such capital stock has been duly authorized and validly issued and is fully paid and nonassessable; and Plains Resources owns such capital stock free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Plains Resources as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the "DGCL").

               (xxi) The General Partner owns a 100% member interest in PAAI LLC; such member interest has been duly authorized and validly issued in accordance with the PAAI LLC Agreement and is fully paid (to the extent required under the PAAI LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC
     Act); the General Partner owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

               (xxii) Plains Scurlock owns a 100% member interest in Scurlock Permian; such member interest has been duly authorized and validly issued in accordance with the Scurlock Permian LLC Agreement and is fully paid (to the extent required under the Scurlock Permian LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); Plains Scurlock owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Plains Scurlock as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

               (xxiii) Scurlock Permian owns a 100% member interest in Scurlock Permian Pipe Line; such member interest has been duly authorized and validly issued in accordance with the Scurlock Permian Pipe Line LLC Agreement and is fully paid (to the extent required under the Scurlock Permian Pipe Line LLC Agreement) and nonassessable

     (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); Scurlock Permian owns such member interest free and clear of all liens, encumbrances, security interests, charges or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Scurlock Permian as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

               (xxiv) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership or any Subsidiary pursuant to any of the Organization Agreements or any other agreement or instrument known to such counsel to which the Partnership or any Subsidiary is a party or by which any one of them may be bound. To such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership or any Subsidiary. To such counsel's knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any Common Units or Subordinated Units or other partnership interests in the Partnership or any Subsidiary. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and Prospectus.

               (xxv) This Agreement has been duly authorized and validly executed and delivered by each of the Plains Parties.

               (xxvi) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Plains Marketing Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership, and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against each of them in accordance with its terms; the All American Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and Plains Marketing and is a valid and legally binding agreement of the General Partner and Plains Marketing enforceable against each of them in accordance with its terms; the Plains Scurlock Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and Plains Marketing and is a valid and legally binding agreement of the General Partner and Plains Marketing enforceable against each of them in accordance with its terms; the Scurlock Permian LLC Agreement has been duly authorized, executed and delivered by Plains Scurlock and is a valid and legally binding agreement of Plains Scurlock enforceable against it in accordance with its terms; the Scurlock Permian Pipe Line LLC Agreement has been duly authorized, executed and delivered by Scurlock Permian and is a valid and legally binding agreement of

     Scurlock Permian enforceable against it in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

               (xxvii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby (A) constitutes or will constitute a violation of the Organizational Agreements or the certificate or articles of incorporation or bylaws or other organizational documents of any of the Plains Parties,
     (B) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any agreement filed or incorporated by reference as an exhibit to the Registration Statement (other than the Plains Bank Credit Agreement, the Plains Letter of Credit Facility and the Plains Scurlock Bank Credit Agreement), (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the DGCL, the laws of the State of Texas or federal law, or (D) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Plains Parties, which in the case of clauses (B),
     (C) or (D) would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or the General Partner.

               (xxviii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any federal, Delaware, or Texas court, governmental agency or body having jurisdiction over the Plains Parties or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, except as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion.

               (xxix) The statements in the Registration Statement and Prospectus under the captions "Cash Distribution Policy," "Business-- Regulation," "Business-- Environmental Regulation," "Certain Relationships and Related Transactions," "Conflicts of Interest and Fiduciary Responsibilities," "Description of the Common Units" and "The Partnership Agreement," insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects, and the Units, the Common Units, the Subordinated Units, the Class B Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus under the captions "Prospectus Summary--The Offering," "Cash Distribution Policy," "Description of the Common Units," "Description of the Subordinated Units" and "The Partnership Agreement."

               (xxx)  The opinion of Andrews & Kurth L.L.P. that is filed as
     Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

               (xxxi) The Registration Statement was declared effective under the Act on September ___, 1999; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

               (xxxii) The Registration Statement and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial, statistical and accounting data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder.

               (xxxiii) To the knowledge of such counsel, (A) there is no legal or governmental proceeding pending or threatened to which any of the Plains Parties is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed and (B) there are no agreements, contracts or other documents to which any of the Plains Parties is a party that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (xxxiv) None of the Plains Parties is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xxxv) Upon delivery to the Underwriters of certificates evidencing the Units issued in the name of the Underwriters and payment by the Underwriters of the purchase price for the Units, the Underwriters will acquire the Units free of any adverse claim (as such term is defined in Section 8-302 of the New York Uniform Commercial Code), assuming that the Underwriters are acting in good faith and without notice of any adverse claim.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Plains Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the States of New York and Texas, (D) with respect to the opinions expressed in paragraphs (ii), (iv), (vi), (viii) and (x) above as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of each of the Plains Parties, state that such opinions are based upon the opinions of Goodin, MacBride, Squeri, Scholtz & Ritchie, LLP, ________________, _______________ and
__________________ provided pursuant to (f) below and upon certificates of foreign qualification or registration provided by the Secretary of State of the States of Alabama, Arizona, Arkansas, California, Colorado, Florida, Illinois, Indiana, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, New Mexico, North Dakota, Oklahoma, South Dakota, Texas, Utah and Wyoming (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to you) and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Parties may be subject.

          (d) You shall have received on the Closing Date, an opinion of Fulbright & Jaworski LLP, special counsel for Plains Resources, dated the Closing Date and addressed to you, to the effect that:

               (i) None of the offering, issuance or sale by the Partnership of the Units, the execution and delivery of this Agreement by the Plains Parties or the consummation of the transactions contemplated hereby result in a breach of, or constitutes a default under (or an event which, with notice or lapse of time or both, would constitute such an event) the provisions of any of any credit agreement, note agreement, indenture, promissory note or other agreement evidencing or governing indebtedness of any of the

     Plains Parties, which would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or the General Partner.

               (ii) The statements in the Registration Statement and Prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--The Partnership--Capital Resources, Liquidity and Financial Condition--Credit Agreements," insofar as they constitute descriptions of agreements, are accurate and complete in all material respects.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that such opinions are limited to federal laws and the laws of the states of Delaware, New York and Texas, excepting therefrom municipal and local ordinances and regulations.

          In rendering such opinion, such counsel shall state that such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

          (e) You shall have received on the Closing Date an opinion of Michael
R. Patterson, general counsel for Plains Resources, dated the Closing Date and addressed to you, to the effect that:

               (i) Plains Resources has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own or lease its properties and conduct its business, in each case and all material respects as described in the Registration Statement and the Prospectus.

               (ii) To the knowledge of such counsel, none of the Plains Parties is in (A) breach or violation of the provisions of its Organizational Agreement, certificate or articles of incorporation or bylaws or other organizational documents or (B) default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a material adverse effect on the financial condition, business or results of operations of the Plains Parties, taken as a whole, or could materially impair the ability of any of the Plains Parties to perform their obligations under this Agreement.

               (iii) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Plains Parties of this Agreement or the consummation of the transactions contemplated hereby constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event) any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which a Plains Party is a party or by which any one of them may be bound (other than any other agreement filed or incorporated by reference as an exhibit to the Registration Statement or any credit agreement, note agreement, indenture, promissory note or other agreement evidencing or governing indebtedness of any of the Plains Parties) which would reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Partnership and the Subsidiaries, taken as a whole, or the General Partner.

               (iv) To the knowledge of such counsel, each of the Plains Parties has such permits, consents, licenses, franchises and authorizations ("permits") issued by the appropriate federal, state or local governmental or regulatory authorities as are necessary to own or lease its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such permits which, if not obtained would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the operations conducted by the Partnership and the Subsidiaries, taken as a whole; and, to the knowledge of such counsel, none of the Plains Parties has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect upon the operations conducted by the Partnership and the Subsidiaries, taken as a whole.

               (v) Except as described in the Prospectus, to the knowledge of such counsel, there is no litigation proceeding, or governmental investigation pending or threatened against any of the Plains Parties which, if adversely determined to such Plains Parties, is reasonably likely to have a material adverse effect on the financial condition, business, property, or results of operations of the Plains Parties, taken as a whole.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Plains Parties and the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, no facts have come to such counsel's attention that lead such counsel to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon, (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, and
(iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and the auditors' reports thereon and (ii) the other historical, pro forma and projected financial information and the statistical and accounting information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act and the DGCL and the laws of the State of Texas and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes.

          (f) You shall have received on the Closing Date, an opinion of each of
(i) Goodin, MacBride, Squeri, Scholtz & Ritchie, LLP, with respect to the State of California, (ii) ___________________ with respect to the State of Illinois,
(iii) ____________________ with respect to the State of Louisiana and (iv) __________________ with respect to the State of Mississippi, each of which is acting as special local counsel for the Plains Parties, dated the Closing Date and addressed to you, to the effect that:

               (i) Each of the Plains Parties has been duly qualified or registered as a foreign corporation, a foreign limited liability company or a foreign limited partnership, as the case may be, for the transaction of business under the laws of [insert applicable state].

               (ii) Each Operating Partnership has all requisite power and authority as a limited partnership under the laws of the State of [insert applicable state] to own or lease its properties and to conduct its business in the State of [insert applicable state]; and (assuming that the Partnership is not liable under the laws of the States of Delaware or Texas for the liabilities of the Operating Partnerships and that the Unitholders are not liable under the laws of the States of Delaware or Texas for liabilities of the Partnership or the Operating Partnerships), the Partnership is not liable under the laws of the State of [insert applicable state] for the liabilities of the Operating Partnerships, and the Unitholders are not liable under the laws of the State of [insert applicable state] for the liabilities of the Partnership or the Operating Partnerships, except in each case to the same extent as under the laws of the States of Delaware or Texas.

               (iii) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the State of [insert applicable state] having jurisdiction over the Plains Parties or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units except as may be required under state securities or "Blue Sky" laws, as to which such counsel need not express any opinion.

               (iv) The Subsidiaries are entitled to exercise the power of eminent domain to secure rights-of-way necessary to operate their pipeline assets in the State of [insert applicable state].

     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Plains Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws and the laws of the State of [insert applicable state], excepting therefrom municipal and local ordinances and regulations and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Parties may be subject.

     In rendering such opinion, such counsel shall state that (A) Andrews & Kurth L.L.P. is hereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of this opinion letter may be made without such counsel's prior written consent.

          (g) You shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, with respect to the issuance and sale of the Units, the Registration Statement and the Prospectus (together with any supplement or amendment thereto) and other related matters as the Underwriters may reasonably require.

          (h) You shall have received letters addressed to you, and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent public accountants, substantially in the forms heretofore approved by you and agreed to by PricewaterhouseCoopers LLP.

          (i) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or taken or, to the knowledge of the Partnership and the General Partner, shall be threatened by the Commission at or prior to the Closing Date;
(ii) there shall not have been any change in the partners' capital or stockholder's equity of the Partnership, the Operating Partnerships or the General Partner, as the case may be, nor any material increase in the short-term or the long-term debt of the Partnership, the Operating Partnerships or the General Partner (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in or affecting the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Subsidiaries, taken as a whole; (iv) the Partnership and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Partnership and the Subsidiaries taken as a whole other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Plains Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date.

          (j) The Plains Parties shall not have failed at or prior to the Closing Date to have performed or complied in all material respects with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

          (k) The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

          (l) The Plains Parties shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

          (m) There shall have been furnished to you at the Closing Date a certificate reasonably satisfactory to you, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of the General Partner to the effect that: (A) the representations and warranties of each Plains Party contained in this Agreement are true and correct at and as of the Closing Date as though made at and as of the Closing Date; (B) each of the Plains Parties has in all material respects performed all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to the Closing Date; (C) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or taken or, to the knowledge of any of the Plains Parties, threatened by the Commission, and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (D) no event contemplated by subsection (i) of this Section 8 in respect of the Partnership, the Operating Partnerships or the General Partner shall have occurred.

          (n) On or prior to the date hereof, the Partnership shall have furnished to you a letter substantially in the form of Exhibit B hereto from each officer and each director of the General Partner.

          All such opinions, certificates, letters and other documents referred to in this Section 8 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel. The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

          The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if the Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (h), (l) and (m) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c), (d), (e) and (g), as applicable, shall be revised to reflect the sale of Additional Units.

          9. Expenses. The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Common Units under the Exchange Act and the listing of the Units on the NYSE; (vi) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of the Partnership in connection with presentations to prospective purchasers of the Units; and (ix) the fees and expenses of the Partnership's accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

          It is understood, however, that except as otherwise provided in this
Section 9 and Section 5(j) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

          10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Units may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Partnership by notifying you, or by you, by notifying the Partnership.

          If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Units which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Units which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Salomon Smith Barney Inc., to purchase the Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units which it or they are obligated to purchase on the Closing Date and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Partnership for the purchase of such Units by one or more non-defaulting Underwriters or other party or parties approved by you and the Partnership are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case which does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Additional Units which it or they are obligated to purchase hereunder on the Option Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Salomon Smith Barney Inc., to purchase the Additional Units which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Partnership, purchases Units which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

          Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

          11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to any Plains Party, by notice to the Partnership, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, and the statements in the first, third, eighth, ninth, tenth and twelfth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(a) and 7 hereof.

          13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to any of the Plains Parties, at the office of the Partnership at 500 Dallas, Suite 700, Houston, Texas 77002,
Attention: Michael R. Patterson, or (ii) if to you, care of Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Plains Parties, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.

          14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement among the Plains Parties and the Underwriters.

                              Very truly yours,

                              PLAINS ALL AMERICAN PIPELINE, L.P.

                              By: PLAINS ALL AMERICAN INC.
                                     its General Partner


                                  By:
                                     -----------------------------------------
                                     Name: Greg L. Armstrong
                                     Title:  Chairman of the Board and Chief
                                             Executive Officer

                              PLAINS MARKETING, L.P.

                              By: PLAINS ALL AMERICAN INC.
                                     its General Partner


                                  By:
                                     -----------------------------------------
                                     Name: Greg L. Armstrong
                                     Title:  Chairman of the Board and Chief
                                             Executive Officer

                              ALL AMERICAN PIPELINE, L.P.

                              By: PLAINS ALL AMERICAN INC.
                                     its General Partner


                                  By:
                                     -----------------------------------------
                                     Name: Greg L. Armstrong
                                     Title:  Chairman of the Board and Chief
                                             Executive Officer

                              PLAINS SCURLOCK PERMIAN, L.P.

                              By: PLAINS ALL AMERICAN INC.
                                     its General Partner


                                  By:
                                     -----------------------------------------
                                     Name: Greg L. Armstrong
                                     Title:  Chairman of the Board and Chief
                                             Executive Officer

                              PLAINS ALL AMERICAN INC.


                                  By:
                                     -----------------------------------------
                                     Name: Greg L. Armstrong
                                     Title:  Chairman of the Board and Chief
                                             Executive Officer

                              PAAI LLC

                              By:  PLAINS ALL AMERICAN INC.
                                     its Sole Member

                                  By:
                                     -----------------------------------------
                                     Name: Greg L. Armstrong
                                     Title:  Chairman of the Board and Chief
                                                   Executive Officer

                              SCURLOCK PERMIAN, LLC


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

                              SCURLOCK PERMIAN PIPE LINE, LLC


                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:

Confirmed as of the date first
above mentioned on behalf of
the Underwriters named in Schedule I
hereto.

SALOMON SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
A.G. EDWARDS & SONS, INC.
FIRST UNION SECURITIES, INC.

By:  SALOMON SMITH BARNEY INC.


By:
   ------------------------------------
     Authorized Representative

                                   SCHEDULE I
                       Plains All American Pipeline, L.P.

                                                 Number of Firm Units
          Underwriter                              to be Purchased
- -------------------------------                  --------------------

Salomon Smith Barney Inc. ......................
Goldman, Sachs & Co. ...........................
A.G. Edwards & Sons, Inc. ......................
First Union Securities, Inc. ...................
                                                           ---------
Total                                                      2,600,000
                                                           =========

                                   EXHIBIT A

Entity                                   Jurisdiction in which registered or qualified
- --------------------------------   ----------------------------------------------------------
Partnership                        Texas
Plains Marketing, L.P.             Arizona, California, Colorado, Florida, Illinois, Kansas,
                                   Louisiana, Mississippi, New Mexico, Oklahoma, Texas
All American Pipeline, L.P.        Arizona, California, New Mexico
Plains Scurlock Permian, L.P.      Texas
Plains All American Inc.           Alabama, Arizona, California, Colorado, Florida,
                                   Illinois, Kansas, Louisiana, Mississippi, New Mexico, Oklahoma,
                                   Texas
Scurlock Permian, LLC              Alabama, Arkansas, Colorado, Illinois, Indiana, Kansas,
                                   Kentucky, Louisiana, Minnesota, Mississippi, Missouri,
                                   Montana, Nebraska, New Mexico, North Dakota, Oklahoma,
                                   South Dakota, Texas, Utah, Wyoming
Scurlock Permian Pipe Line,        Illinois, Louisiana, Mississippi, North Dakota, Texas
 LLC

                                   EXHIBIT B

   [Letterhead of officer, director or holder of Common Units or Subordinated
                                     Units]

                       Plains All American Pipeline, L.P.
                        Public Offering of Common Units
                        -------------------------------

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
c/o Salomon Smith Barney, Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") among Plains All American Pipeline, L.P., a Delaware limited partnership (the "Partnership"), Plains Marketing, L.P., All American Pipeline, L.P., Plains Scurlock Permian, L.P., Plains All American Inc., PAAI LLC, Scurlock Permian, LLC, Scurlock Permian Pipe Line, LLC, Salomon Smith Barney Inc., Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., and First Union Securities, Inc., relating to an underwritten public offering of common units representing limited partner interests (the "Common Units") of the Partnership.

          To induce you to enter into the Underwriting Agreement, the undersigned agrees that it will not offer, sell, contract to sell or otherwise dispose of any Common Units or Subordinated Units (as defined in the Underwriting Agreement), any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or Subordinated Units or any securities that are senior to or pari passu with Common Units for a period of 90 days after the date of the Prospectus (as defined in the Underwriting Agreement) without the prior written consent of Salomon Smith Barney Inc.

         If for any reason the Underwriting Agreement is terminated before the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                    Yours very truly,

                    [Signature of officer, director or common Unitholder]

                    [Name and address of officer, director or common Unitholder]

                                       1